EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Mindray Medical International Limited of our report dated March 3, 2010 relating to the financial statements of the Patient Monitoring Business Division, a division of Datascope Corp., which appears in Mindray Medical International Limited’s report on Form 6-K dated March 3, 2010.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong
March 3, 2010